October 1, 2019

State Street Bank and Trust Company

801 Pennsylvania

Kansas City, MO 64105

Attention: Vice President, Custody

Re: AllianzGI Artificial Intelligence & Technology Opportunities Fund (the “Trust”)

Ladies and Gentlemen:

Please be advised that the undersigned Trust has been incorporated and registered as a management investment company under the Investment Company Act of 1940, as amended.

In accordance with Section 16.9, the Additional Trusts provision, of the Custodian Agreement dated as of January 23, 2017 and effective as of October 1, 2019, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each management investment company party thereto and State Street Bank and Trust Company (“State Street”), the undersigned Trust hereby requests that State Street act as custodian for the Trust under the terms of the Agreement, and that the Trust be added to Appendix A to the Agreement, attached hereto. In connection with such request, the undersigned Trust hereby confirms, as of the date hereof, its representations and warranties set forth in Section 16.11 of the Agreement.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Trust and retaining one for your records.

[Signature page follows]

Sincerely,

ALLIANZGI ARTIFICIAL INTELLIGENCE & TECHNOLOGY OPPORTUNITIES FUND

By:	/s/ Scott Whisten
Name:	Scott Whisten
Title:	Treasurer and Principal Financial and Accounting Officer, Duly Authorized

Agreed and Accepted:

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Andrew Erickson
Name:	Andrew Erickson
Title:	Executive Vice President, Duly Authorized

Effective Date: October 1, 2019

APPENDIX A

AllianzGI Artificial Intelligence & Technology Opportunities Fund
AllianzGI Convertible & Income 2024 Target Term Fund
AllianzGI Convertible & Income Fund
AllianzGI Convertible & Income Fund II
AllianzGI Diversified Income & Convertible Fund
AllianzGI Equity & Convertible Income Fund
AllianzGI NFJ Dividend, Interest & Premium Strategy Fund